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                                                                   Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of The Chase Manhattan Corporation (the "Corporation"), Chase Capital VII, Chase Capital VIII and Chase Capital IX of our report dated January 20, 1998 which appears on page 45 of the 1997 Annual Report to Stockholders of the Corporation, which is incorporated by reference in the Corporation's Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ Price Waterhouse LLP

Price Waterhouse LLP
1177 Avenue of the Americas
New York, New York 10036
June 11, 1998